UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

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QTS REALTY TRUST, INC.
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QTS Realty Trust, Inc. Announces Change to Virtual 2020 Annual Meeting of Stockholders

OVERLAND PARK, Kan. /April 16, 2020 / PRNewswire/- QTS Realty Trust, Inc. (NYSE: QTS), a leading provider of software-defined and mega scale data center solutions, today announced that the location of its 2020 Annual Meeting of Stockholders has been changed to a virtual-only meeting format due to the public health impact of the coronavirus (COVID-19) outbreak and to support the health and well-being of its stockholders, employees and the greater community. As previously announced, the Annual Meeting will be held on Wednesday, May 6, 2020 at 8:00 a.m., Eastern Time, but stockholders will only be able to access the Annual Meeting remotely by live audio webcast. Stockholders attending the Annual Meeting remotely will have the same opportunities they have had at past annual meetings to participate, vote and submit questions through the virtual meeting platform. A representative of our auditor, Ernst & Young LLP, will also attend the virtual Annual Meeting and will be available to answer questions at that time. Only stockholders as of the close of business on the record date of March 9, 2020 may attend the Annual Meeting.

To access the virtual meeting, stockholders should visit http://virtualshareholdermeeting.com/QTS2020. The Annual Meeting will start promptly at 8:00 a.m. Eastern Time, and online access will begin at 7:45 a.m. Eastern Time. To log in to the virtual meeting, stockholders will be required to enter a control number, which can be found on the proxy cards, voting instruction forms or other notices they received previously, which will allow them to participate in the meeting and vote their shares.

Whether or not you plan to attend the Annual Meeting, QTS Realty Trust, Inc. urges you to authorize your proxy to vote in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card or voting instruction form included in any hard copies of the proxy materials will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

About QTS

QTS Realty Trust, Inc. (NYSE: QTS) is a leading provider of data center solutions across a diverse footprint spanning more than 7 million square feet of owned mega scale data center space throughout North America and Europe. Through its software-defined data center platform, QTS is able to deliver secure, compliant infrastructure solutions, robust connectivity and premium customer service to leading hyperscale technology companies, enterprises, and government entities. Visit QTS at www.qtsdatacenters.com, call toll-free 877.QTS.DATA or follow on Twitter @DataCenters_QTS.

Investor Relations Contact:
Stephen Douglas - EVP Finance
ir@qtsdatacenters.com

Media Contact:
Carter B. Cromley
(703) 861-8245
carter.cromley@qtsdatacenters.com